Exhibit 99.1

SuRo Capital Corp. Second Quarter 2022 Preliminary Investment Portfolio Update

Net Asset Value Anticipated to be $9.00 to $9.50 Per Share

NEW YORK, NY, July 11, 2022 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today provided the following preliminary update on its investment portfolio for the second quarter ended June 30, 2022.

“Equity market performance in the first half of 2022 was the worst first half performance in over 50 years. While we exited a significant portion of our portfolio in 2021 and have maintained over 40% of our investable assets in cash, we also experienced a challenging quarter. Based on information presently available, for the quarter ended June 30, 2022, we anticipate SuRo Capital’s net asset value to be approximately $9.00 to $9.50 per share,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital. SuRo Capital’s net asset value was $12.22 per share as of March 31, 2022 and $16.56 per share as of June 30, 2021.

Klein continued, “However, the macroeconomic challenges that led to these broader market declines have also provided a robust pipeline of primary and secondary investment opportunities. We are seeing private companies seeking primary financing at flat or discounted prices and private shareholders approaching us for secondary sales at discounted rates to recent financing rounds. To that end, during the second quarter, we added two new companies to our investment portfolio: Whoop, Inc. and EDGE Markets, Inc. (via SuRo Capital Sports LLC). We also made a follow-on investment in Shogun Enterprises, Inc. (d/b/a Hearth). With over $150.0 million in investable capital at quarter end, we remain confident and opportunistic in seeking out compelling, high-growth companies.”

“As we have consistently demonstrated, SuRo Capital is committed to initiatives that enhance shareholder value and we believe the market is currently undervaluing our portfolio. Accordingly, in March, our Board of Directors authorized an additional $15.0 million for share repurchases. Since that increase, we have repurchased over 1 million shares for approximately $8.3 million. Given the significant discount at which our stock is trading compared to net asset value, coupled with the extreme market volatility, we determined the current continuation of the Share Repurchase Program to be an efficient and accretive deployment of capital,” Klein concluded.

As previously reported, SuRo Capital’s net assets totaled approximately $380.7 million, or $12.22 per share, at March 31, 2022 and approximately $439.6 million, or $16.56 per share, at June 30, 2021. As of June 30, 2022, SuRo Capital’s net asset value is estimated to be between $9.00 and $9.50 per share. This range includes a customary discount to the quarter-end pricing of public shares subject to certain lock-up provisions at quarter-end.

As of June 30, 2022, there were 30,325,187 shares of the Company’s common stock outstanding.

Investment Portfolio Update

At June 30, 2022, SuRo Capital held positions in 40 portfolio companies – 32 privately-held and 8 publicly-held, some of which may be subject to certain lock-up provisions.

During the three months ended June 30, 2022, SuRo Capital made the following investments:

Portfolio Company	Investment	Transaction Date	Amount
Shogun Enterprises, Inc. (d/b/a Hearth)	Convertible Note	5/2/2022	$0.5 million(1)
EDGE Markets, Inc.	Series Seed Preferred	5/18/2022	$0.5 million(2)
Whoop, Inc.	Series C Preferred	6/30/2022	$10.0 million(3)

(1)	Represents a follow-on investment.
(2)	Investment made through SuRo Capital Sports, LLC.
(3)	Completed as a secondary transaction.

During the three months ended June 30, 2022, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
New Lake Capital Partners, Inc.(2)	Various	3,676	$21.02	$0.1 million	<$0.1 million
Rent the Runway, Inc.(3)	Various	50,000	$3.62	$0.2 million	($0.6 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)	Various	N/A	N/A	$0.3 million(4)	$-(4)
Rover Group, Inc.(5)	Various	431,591	$5.52	$2.4 million	$1.1 million
True Global Ventures 4 Plus Pte Ltd	5/31/22	--	--	$0.9 million	$0.2 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of June 30, 2022, SuRo Capital held 247,443 remaining NLCP public common shares.
(3)	As of June 30, 2022, SuRo Capital held 289,191 remaining RENT public common shares.
(4)	During the three months ended June 30, 2022, approximately $0.3 million was received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, approximately $0.3 million repaid a portion of the outstanding principal and the remaining was attributed to interest.
(5)	As of June 30, 2022, SuRo Capital held 364,046 remaining ROVR public common shares.

Subsequent to quarter-end, through July 8, 2022, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
Enjoy Technology, Inc.(2)	Various	626,955	$0.38	$0.2 million	($3.0 million)
Rent the Runway, Inc.(3)	Various	15,000	$3.43	$0.1 million	($0.2 million)
Rover Group, Inc.(4)	Various	70,000	$3.93	$0.3 million	$0.1 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of July 8, 2022, SuRo Capital held 320,342 remaining ENJY public common shares.
(3)	As of July 8, 2022, SuRo Capital held 274,191 remaining RENT public common shares.
(4)	As of July 8, 2022, SuRo Capital held 294,046 remaining ROVR public common shares.

Share Repurchase Program

Since inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased over 5.8 million shares of its common stock for an aggregate purchase price of approximately $38.6 million.

On March 13, 2022, the Company’s Board of Directors authorized a $15.0 million expansion of the Share Repurchase Program to $55.0 million. During the quarter ended June 30, 2022, under the Share Repurchase Program, the Company repurchased 855,159 shares of its common stock for approximately $6.9 million. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $16.4 million. The Share Repurchase Program is authorized through October 31, 2022.

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of SuRo Capital. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its second quarter results in early August 2022.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com